UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2009

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 27, 2009, the Audit Committee of the Board of Directors of Openwave Systems Inc. combined Openwave’s Code of Ethics for Chief Executive and Senior Financial Officers with Openwave’s Code of Business Conduct and Ethics, and renamed it the Code of Conduct and Ethics (the “New Code”). The Code of Ethics for Chief Executive and Senior Financial Officers was applicable to Openwave’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics was applicable to all of Openwave’s directors, officers and employees. The New Code provides substantially more detail as to actions that may be violations of the Code, as well as the enforcement mechanism with respect to violations of the Code, and applies to all Openwave directors, officers, and employees including Openwave’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

A copy of the Code has been posted on Openwave’s website at openwave.com, in the Corporate Governance subsection of the Investors section of Openwave’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	General Counsel

Dated: May 1, 2009